Exhibit 25.4

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

180 East Fifth Street St. Paul, Minnesota	55101
(Address of principal executive offices)	(Zip Code)

Daniel R. Bley

U.S. Bank National Association

425 Walnut Street, CN-WN-06CT

Cincinnati, Ohio 45202

(513) 632-4427

(Name, address and telephone number of agent for service)

Ventas, Inc.

(Exact name of obligor as specified in its charter)

Delaware	61-1055020
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ventas Realty, Limited Partnership	Ventas Capital Corporation	Ventas LP Realty, L.L.C.
(Exact name of obligor as specified in its charter)	(Exact name of obligor as specified in its charter)	(Exact name of obligor as specified in its charter)

Delaware	61-1324573	Delaware	35-2168770	Delaware	52-2093507
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Ventas Healthcare Properties, Inc.	Ventas TRS, LLC
(Exact name of obligor as specified in its charter)	(Exact name of obligor as specified in its charter)

Delaware	26-0055985	Delaware	43-1981928
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4360 Brownsboro Road, Suite 115, Louisville, Kentucky	40207-1642
(Address of principal executive offices)	(Zip code)

Ventas Realty, Limited Partnership and Ventas Capital Corporation

9% Senior Notes due 2012

Unconditionally Guaranteed by Ventas, Inc., Ventas LP Realty, L.L.C.,

Ventas Healthcare Properties, Inc. and Ventas TRS, LLC

(Title of indenture securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of March 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Registration Number 333-67188.

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NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 11th day of August, 2003.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel R. Bley
Daniel R. Bley Vice President

By:	/s/ William Sicking
William Sicking Vice President

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Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 11, 2003

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Daniel R. Bley
Daniel R. Bley Vice President

By:	/s/ William Sicking
William Sicking Vice President

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Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 3/31/2003

($000’s)

3/31/2003
Assets
Cash and Due From Depository Institutions	$9,084,839
Federal Reserve Stock	0
Securities	30,038,992
Federal Funds	833,567
Loans & Lease Financing Receivables	115,894,797
Fixed Assets	1,462,006
Intangible Assets	9,080,815
Other Assets	11,583,795

Total Assets	$177,978,811

Liabilities
Deposits	$121,508,878
Fed Funds	3,820,981
Treasury Demand Notes	0
Trading Liabilities	454,575
Other Borrowed Money	21,082,000
Acceptances	139,821
Subordinated Notes and Debentures	5,694,952
Other Liabilities	5,164,656

Total Liabilities	$157,865,863

Equity
Minority Interest in Subsidiaries	$993,907
Common and Preferred Stock	18,200
Surplus	11,015,123
Undivided Profits	8,085,718

Total Equity Capital	$20,112,948

Total Liabilities and Equity Capital	$177,978,811

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Daniel R. Bley
Daniel R. Bley Vice President

Date: August 11, 2003

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